Exhibit 99.1

STIFEL REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS

Highlights for the three months ended June 30, 2014:

•	Net revenues of $560.1 million, increased 14% compared with the year-ago quarter.

•	Non-GAAP net income from continuing operations of $51.3 million, or $0.68 per diluted common share.

•	Net income from continuing operations of $45.6 million, or $0.60 per diluted common share.

Highlights for the six months ended June 30, 2014:

•	Record net revenues of $1.1 billion, increased 19% compared with the year-ago period.

•	Non-GAAP net income from continuing operations of $103.3 million, or $1.37 per diluted share.

•	Net income from continuing operations of $93.6 million, or $1.24 per diluted share.

ST. LOUIS, August 6, 2014 – Stifel Financial Corp. (NYSE: SF) today reported net income from continuing operations of $45.6 million, or $0.60 per diluted common share on net revenues of $560.1 million for the three months ended June 30, 2014, compared with net income from continuing operations of $30.9 million, or $0.42 per diluted common share, on net revenues of $493.7 million for the second quarter of 2013.

For the three months ended June 30, 2014, the Company reported non-GAAP net income from continuing operations of $51.3 million, or $0.68 per diluted common share. These non-GAAP results exclude merger-related expenses associated with the Company’s recent acquisitions for a total of $5.7 million (after-tax).

For the six months ended June 30, 2014, the Company reported net income from continuing operations of $93.6 million, or $1.24 per diluted common share on record net revenues of $1.1 billion, compared with net income from continuing operations of $45.9 million, or $0.64 per diluted share, on net revenues of $932.3 million for the comparable period in 2013. For the six months ended June 30, 2014, the Company reported non-GAAP net income from continuing operations of $103.3 million, or $1.37 per diluted share. A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

	Three Months Ended					Six Months Ended
(in 000s)	6/30/14	6/30/13	% Change	3/31/14	% Change	6/30/14	6/30/13	% Change
Net revenues	$560,147	$493,678	13.5	$546,746	2.5	$1,106,893	$932,282	18.7
Net income from continuing operations	$45,577	$30,916	47.4	$47,973	(5.0)	$93,550	$45,852	104.0
Net income	$43,601	$29,435	48.1	$47,382	(8.0)	$90,983	$44,054	106.5
Non-GAAP net income from continuing operations[1]	$51,266	$45,133	13.6	$52,028	(1.5)	$103,294	$85,191	21.3
Earnings per basic common share:
Income from continuing operations	$0.69	$0.48	43.8	$0.73	(5.5)	$1.42	$0.74	91.9
Loss from discontinued operations	(0.03)	(0.02)	50.0	(0.01)	200.0	(0.04)	(0.03)	33.3

Earnings per basic common share	$0.66	$0.46	43.5	$0.72	(8.3)	$1.38	$0.71	94.4
Earnings per diluted common share:
Income from continuing operations	$0.60	$0.42	42.9	$0.63	(4.8)	$1.24	$0.64	93.8
Loss from discontinued operations	(0.02)	(0.02)	—	—	nm	(0.04)	(0.02)	100.0

Earnings per diluted common share	$0.58	$0.40	45.0	$0.63	(7.9)	$1.20	$0.62	93.5
Non-GAAP net income from continuing operations[1]	$0.68	$0.61	11.5	$0.69	(1.4)	$1.37	$1.19	15.1
Weighted average number of common shares outstanding:
Basic	66,302	64,505	2.8	66,037	0.4	66,167	62,292	6.1
Diluted	75,641	74,090	2.1	75,691	(0.1)	75,665	71,627	5.6

[1]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Chairman’s Comments

“We are pleased with the performance of our private client and investment banking groups, which contributed nicely to our results in a challenging market environment. Our global wealth management segment posted record net revenues and record pre-tax operating contributions in the quarter. Investment banking benefitted from strong equity capital raising and advisory activity. Our institutional brokerage results are reflective of lower industry volumes,” stated Ronald J. Kruszewski, Chairman and CEO of Stifel.

“During the second quarter, we announced two acquisitions. Oriel Securities, a London-based stockbroking and investment banking firm, will build out our institutional businesses already underway in London. And, in June, we announced the acquisition of Legg Mason Investment Counsel, which will be complementary to our high net worth private client group.”

Brokerage Revenues

Brokerage revenues, defined as commissions and principal transactions revenues, were $278.4 million, a 5% increase compared with the second quarter of 2013 and a 3% decrease compared with the first quarter of 2014.

•	Global wealth management brokerage revenues were $161.8 million, a 1% increase compared with the second quarter of 2013 and flat compared with the first quarter of 2014.

•	Institutional equity brokerage revenues were $62.1 million, a 3% decrease compared with the second quarter of 2013 and a 6% decrease compared with the first quarter of 2014.

•	Institutional fixed income brokerage revenues were $54.5 million, a 33% increase compared with the second quarter of 2013 and a 7% decrease compared with the first quarter of 2014.

Investment Banking Revenues

Investment banking revenues were $141.5 million, a 19% increase compared with the second quarter of 2013 and a 7% increase compared with the first quarter of 2014.

•	Equity capital raising revenues were $65.8 million, a 23% increase compared with the second quarter of 2013 and an 8% increase compared with the first quarter of 2014.

•	Fixed income capital raising revenues were $15.4 million, a 13% decrease compared with the second quarter of 2013 and an 18% increase compared with the first quarter of 2014.

•	Advisory fee revenues were $60.4 million, a 25% increase compared with the second quarter of 2013 and a 3% increase compared with the first quarter of 2014.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were $94.2 million, a 24% increase compared with the second quarter of 2013 and a 6% increase compared with the first quarter of 2014. The increase is due to the higher value of fee-based accounts, as a result of market appreciation and new client assets.

Compensation and Benefits Expenses

For the quarter ended June 30, 2014, compensation and benefits expenses were $355.3 million, which included $1.5 million of merger-related expenses, compared with $317.2 million in the second quarter of 2013, and $346.8 million in the first quarter of 2014. Compensation and benefits expense included merger-related expenses of $6.0 million in the second quarter of 2013 and $2.3 million in the first quarter of 2014.

Excluding merger-related expenses, compensation and benefits as a percentage of net revenues was 63.0% in the second quarter of 2014, compared with 62.8% in the second quarter of 2013 and 62.8% in the first quarter of 2014. Transition pay, which primarily consists of amortization of retention awards, signing bonuses, and upfront notes, as a percentage of net revenues was 4.5% in the second quarter of 2014, compared with 4.2% in the second quarter of 2013 and 4.3% in the first quarter of 2014.

Non-Compensation Operating Expenses

For the quarter ended June 30, 2014, non-compensation operating expenses were $127.4 million, which included merger-related expenses of $4.5 million, compared with $123.9 million in the second quarter of 2013, and $121.8 million in the first quarter of 2014. Non-compensation operating expenses included merger-related expenses of $14.9 million in the second quarter of 2013 and $2.5 million in the first quarter of 2014.

Excluding merger-related expenses, non-compensation operating expenses as a percentage of net revenues for the quarter ended June 30, 2014 was 21.9%, compared with 22.0% in the second quarter of 2013 and 21.8% in the first quarter of 2014.

Provision for Income Taxes

The effective income tax rate for the quarter ended June 30, 2014 was 41.2% compared with 41.2% in the second quarter of 2013, and 38.6% in the first quarter of 2014.

Assets and Capital

Assets

•	Assets increased 13% to $9.6 billion as of June 30, 2014 from $8.5 billion as of June 30, 2013. The increase is primarily attributable to growth of Stifel Bank, the Company’s bank subsidiary, which as of June 30, 2014 has grown its assets to $5.1 billion from $4.3 billion as of June 30, 2013.

•	At June 30, 2014, the Company’s Level 3 assets of $196.2 million, or 2.0% of total assets, consisted of $112.5 million of auction rate securities and $83.7 million of partnership interests, private company investments, private equity, and fixed income securities. The Company’s Level 3 assets as a percentage of total assets measured at fair value was 6.6% at June 30, 2014.

•	Non-performing assets as a percentage of total assets as of June 30, 2014 was 0.10%.

Capital

•	The Company’s Tier 1 leverage capital ratio was 15.4% at June 30, 2014 and Tier 1 risk-based capital ratio was 25.5% at June 30, 2014.

•	At June 30, 2014, book value per common share was $33.18 based on 65.5 million common shares outstanding.

•	Stockholders’ equity as of June 30, 2014 increased $275.2 million, or 13%, to $2.2 billion from $1.9 billion as of June 30, 2013.

Conference Call Information

Stifel Financial Corp. will host its second quarter 2014 financial results conference call on Wednesday, August 6, 2014, at 8:30 a.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (888) 676-3684 and referencing conference ID #80900810. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel clients are served through Stifel, Nicolaus & Company, Incorporated in the U.S., through Stifel Nicolaus Europe Limited in the United Kingdom and Europe, and through Keefe, Bruyette & Woods, Inc. in the U.S. and Europe. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. offers trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

	Summary Results of Operations (Unaudited)
	Three Months Ended					Six Months Ended
(in thousands, except per share amounts)	6/30/14	6/30/13	% Change	3/31/14	% Change	6/30/14	6/30/13	% Change
Revenues:
Commissions	$152,712	$154,795	(1.3)	$159,416	(4.2)	$312,128	$300,662	3.8
Principal transactions	125,676	111,306	12.9	126,461	(0.6)	252,137	218,570	15.4
Investment banking	141,515	119,443	18.5	132,304	7.0	273,819	196,348	39.5
Asset management and service fees	94,231	76,088	23.8	89,170	5.7	183,401	145,000	26.5
Other income	8,742	11,787	(25.8)	5,200	68.1	13,942	32,206	(56.7)

Operating revenues	522,876	473,419	10.4	512,551	2.0	1,035,427	892,786	16.0
Interest revenue	46,113	32,893	40.2	42,826	7.7	88,939	62,699	41.9

Total revenues	568,989	506,312	12.4	555,377	2.5	1,124,366	955,485	17.7
Interest expense	8,842	12,634	(30.0)	8,631	2.4	17,473	23,203	(24.7)

Net revenues	560,147	493,678	13.5	546,746	2.5	1,106,893	932,282	18.7

Non-interest expenses:
Compensation and benefits	355,267	317,247	12.0	346,771	2.4	702,038	632,159	11.1
Occupancy and equipment rental	42,967	41,282	4.1	40,532	6.0	83,499	74,801	11.6
Communications and office supplies	25,869	25,456	1.6	24,818	4.2	50,687	47,913	5.8
Commission and floor brokerage	9,248	9,790	(5.5)	9,028	2.4	18,276	18,627	(1.9)
Other operating expenses	49,273	47,328	4.1	47,469	3.8	96,742	82,549	17.2

Total non-interest expenses	482,624	441,103	9.4	468,618	3.0	951,242	856,049	11.1
Income from continuing operations before income taxes	77,523	52,575	47.5	78,128	(0.8)	155,651	76,233	104.2
Provision for income taxes	31,946	21,659	47.5	30,155	5.9	62,101	30,381	104.4

Net income from continuing operations	45,577	30,916	47.4	47,973	(5.0)	93,550	45,852	104.0
Discontinued operations:
Loss from discontinued operations, net of tax	(1,976)	(1,481)	33.4	(591)	234.2	(2,567)	(1,798)	42.7

Net income	$43,601	$29,435	48.1	$47,382	(8.0)	$90,983	$44,054	106.5

Earnings per basic common share:
Income from continuing operations	$0.69	$0.48	43.8	$0.73	(5.5)	$1.42	$0.74	91.9
Loss from discontinued operations	(0.03)	(0.02)	50.0	(0.01)	200.0	(0.04)	(0.03)	33.3

Earnings per basic common share	$0.66	$0.46	43.5	$0.72	(8.3)	$1.38	$0.71	94.4

Earnings per diluted common share:
Income from continuing operations	$0.60	$0.42	42.9	$0.63	(4.8)	$1.24	$0.64	93.8
Loss from discontinued operations	(0.02)	(0.02)	—	—	*	(0.04)	(0.02)	100.0

Earnings per diluted common share	$0.58	$0.40	45.0	$0.63	(7.9)	$1.20	$0.62	93.5

Weighted average number of common shares outstanding:
Basic	66,302	64,505	2.8	66,037	0.4	66,167	62,292	6.1
Diluted	75,641	74,090	2.1	75,691	(0.1)	75,665	71,627	5.6

*	Percentage not meaningful.

Statistical Information

(in thousands, except per share, employee and location amounts)
	6/30/14	6/30/13	% Change	3/31/14	% Change
Statistical Information:
Book value per share	$33.18	$30.05	10.4	$32.09	3.4
Financial advisors [2]	2,085	2,069	0.8	2,081	0.2
Full-time associates	5,881	5,759	2.1	5,831	0.9
Locations	361	357	1.1	359	0.6
Total client assets	$173,383,000	$150,628,000	15.1	$168,899,000	2.7

Business Segment Results

Summary Segment Results (Unaudited)
	Three Months Ended					Six Months Ended
(in 000s)	6/30/14	6/30/13	% Change	3/31/14	% Change	6/30/14	6/30/13	% Change
Net revenues:
Global Wealth Management	$307,247	$282,717	8.7	$297,183	3.4	$604,430	$549,674	10.0
Institutional Group	255,712	215,444	18.7	249,977	2.3	505,689	388,744	30.1
Other	(2,812)	(4,483)	37.3	(414)	(578.9)	(3,226)	(6,136)	47.4

	$560,147	$493,678	13.5	$546,746	2.5	$1,106,893	$932,282	18.7

Operating contribution: [3]
Global Wealth Management	$89,098	$78,924	12.9	$79,676	11.8	$168,774	$148,423	13.7
Institutional Group	42,690	31,083	37.3	45,622	(6.4)	88,312	59,313	48.9
Other	(46,858)	(34,785)	(34.7)	(40,726)	(15.1)	(87,584)	(68,523)	(27.8)

	$84,930	$75,222	12.9	$84,572	0.4	$169,502	$139,213	21.8

As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	55.9	57.7		58.6		57.2	58.4
Institutional Group	61.6	61.5		61.6		61.6	61.5
Non-comp. operating expenses
Global Wealth Management	15.1	14.4		14.6		14.9	14.6
Institutional Group	21.7	24.1		20.1		20.9	23.2
Income before income taxes
Global Wealth Management	29.0	27.9		26.8		27.9	27.0
Institutional Group	16.7	14.4		18.3		17.5	15.3

	15.1	15.2		15.4		15.3	14.9

[2]	Includes 140, 145 and 141 independent contractors at June 30, 2014, June 30, 2013, and March 31, 2014, respectively.
[3]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Global Wealth Management Summary Results of Operations (Unaudited)

	Three Months Ended					Six Months Ended
(in 000s)	6/30/14	6/30/13	% Change	3/31/14	% Change	6/30/14	6/30/13	% Change
Revenues:
Commissions	$107,438	$104,576	2.7	$107,739	(0.3)	$215,177	$206,662	4.1
Principal transactions	54,342	56,313	(3.5)	53,766	1.1	108,108	112,620	(4.0)
Asset management and service fees	94,187	75,976	24.0	89,130	5.7	183,317	144,910	26.5
Net interest	35,839	24,505	46.2	35,262	1.6	71,101	45,991	54.6
Investment banking	9,892	15,334	(35.5)	9,926	(0.3)	19,818	26,437	(25.0)
Other income	5,549	6,013	(7.7)	1,360	307.9	6,909	13,054	(47.1)

Net revenues	307,247	282,717	8.7	297,183	3.4	604,430	549,674	10.0

Non-interest expenses:
Compensation and benefits	171,724	163,156	5.3	174,168	(1.4)	345,892	320,752	7.8
Non-compensation operating expenses	46,425	40,637	14.2	43,339	7.1	89,764	80,499	11.5

Total non-interest expenses	218,149	203,793	7.0	217,507	0.3	435,656	401,251	8.6

Income before income taxes	$89,098	$78,924	12.9	$79,676	11.8	$168,774	$148,423	13.7

As a percentage of net revenues:
Compensation and benefits	55.9	57.7		58.6		57.2	58.4
Non-compensation operating expenses	15.1	14.4		14.6		14.9	14.6
Income before income taxes	29.0	27.9		26.8		27.9	27.0

Stifel Bank & Trust (Unaudited)

Key Statistical Information
(in 000s, except percentages)	6/30/14	6/30/13	% Change	3/31/14	% Change
Other information:
Assets	$5,050,036	$4,306,447	17.3	$4,994,215	1.1
Investment securities	2,915,235	2,956,073	(1.4)	3,083,902	(5.5)
Retained loans, net	1,773,853	984,765	80.1	1,514,465	17.1
Loans held for sale	119,477	152,246	(21.5)	102,367	16.7
Deposits	4,653,656	4,007,050	16.1	4,605,260	1.1
Allowance as a percentage of loans	0.97%	1.10%		0.94%
Non-performing assets as a percentage of total assets	0.10%	0.03%		0.03%

Institutional Group Summary Results of Operations (Unaudited)

	Three Months Ended					Six Months Ended
(in 000s)	6/30/14	6/30/13	% Change	3/31/14	% Change	6/30/14	6/30/13	% Change
Revenues:
Commissions	$45,274	$50,219	(9.8)	$51,677	(12.4)	$96,951	$94,000	3.1
Principal transactions	71,333	54,993	29.7	72,695	(1.9)	144,028	105,950	35.9
Capital raising	71,268	55,969	27.3	63,878	11.6	134,873	94,715	42.4
Advisory fees	60,356	48,140	25.4	58,500	3.2	119,129	75,196	58.4

Investment banking	131,624	104,109	26.4	122,378	7.6	254,002	169,911	49.5
Other [4]	7,481	6,123	22.2	3,227	131.8	10,708	18,883	(43.3)

Net revenues	255,712	215,444	18.7	249,977	2.3	505,689	388,744	30.1

Non-interest expenses:
Compensation and benefits	157,499	132,397	19.0	154,016	2.3	311,515	239,218	30.2
Non-compensation operating expenses	55,523	51,964	6.8	50,339	10.3	105,862	90,213	17.3

Total non-interest expenses	213,022	184,361	15.5	204,355	4.2	417,377	329,431	26.7

Income before income taxes	$42,690	$31,083	37.3	$45,622	(6.4)	$88,312	$59,313	48.9

As a percentage of net revenues:
Compensation and benefits	61.6	61.5		61.6		61.6	61.5
Non-compensation operating expenses	21.7	24.1		20.1		20.9	23.2
Income before income taxes	16.7	14.4		18.3		17.5	15.3

Institutional Group Brokerage & Investment Banking Revenues (Unaudited)

	Three Months Ended					Six Months Ended
(in 000s)	6/30/14	6/30/13	% Change	3/31/14	% Change	6/30/14	6/30/13	% Change
Institutional brokerage:
Equity	$62,087	$64,273	(3.4)	$65,768	(5.6)	$127,855	$113,511	12.6
Fixed income	54,520	40,939	33.2	58,604	(7.0)	113,124	86,439	30.9

Institutional brokerage	116,607	105,212	10.8	124,372	(6.2)	240,979	199,950	20.5
Investment banking:
Capital raising:
Equity	51,903	41,891	23.9	44,476	16.7	96,291	64,822	48.5
Fixed income	19,365	14,078	37.6	19,402	(0.2)	38,582	29,893	29.1

Capital raising	71,268	55,969	27.3	63,878	11.6	134,873	94,715	42.4
Advisory fees:	60,356	48,140	25.4	58,500	3.2	119,129	75,196	58.4

Investment banking	$131,624	$104,109	26.4	$122,378	7.6	$254,002	$169,911	49.5

[4]	Includes net interest and other income.

Non-GAAP Financial Measures

The Company utilized non-GAAP calculations of presented net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share as additional measures to aid in understanding and analyzing the Company’s financial results for the three and six months ended June 30, 2014. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance. These non-GAAP amounts exclude certain compensation and non-compensation operating expenses associated with the recent acquisitions.

A limitation of utilizing these non-GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expenses ratios, pre-tax margin and diluted earnings per share is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share on a GAAP basis for the three and six months ended June 30, 2014 to the aforementioned expenses on a non-GAAP basis for the same period.

	Three Months Ended June 30, 2014			Six Months Ended June 30, 2014
(in 000s, except per share amounts)	Non-GAAP	Non-Core	GAAP	Non-GAAP	Non-Core	GAAP
Net revenues	$561,495	$(1,348)	$560,147	$1,109,930	$(3,037)	$1,106,893
Non-interest expenses:
Compensation and benefits	353,754	1,513	355,267	698,241	3,797	702,038
Non-compensation operating expenses	122,811	4,546	127,357	242,187	7,017	249,204

Total non-interest expenses	476,565	6,059	482,624	940,428	10,814	951,242
Income from continuing operations before income taxes	84,930	(7,407)	77,523	169,502	(13,851)	155,651
Provision for income taxes	33,664	(1,718)	31,946	66,208	(4,107)	62,101

Net income from continuing operations	$51,266	$(5,689)	$45,577	$103,294	$(9,744)	$93,550

Earnings per share::
Basic	$0.77	$(0.08)	$0.69	$1.56	$(0.14)	$1.42
Diluted	$0.68	$(0.08)	$0.60	$1.37	$(0.13)	$1.24
As a percentage of net revenues:
Compensation and benefits	63.0		63.4	62.9		63.4
Non-compensation operating expenses	21.9		22.8	21.8		22.5
Income before income taxes	15.1		13.8	15.3		14.1

Investor Relations

Sarah Anderson

(415) 364-2500, investorrelations@stifel.com